Item 77Q1 - Amendments to the Registrant's
Charter or Bylaws


Federated Income Trust

Amendment #8
to the By-Laws

(effective August 23, 2002)

Strike Section 1 of ARTICLE 1 -
OFFICERS AND THEIR
ELECTION, and replace with the
following:

        Section 1.  Officers.  The Officers
of the Trust shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees, in its discretion, may also elect or appoint a Chairman of the Board of Trustees (who must be a Trustee), a Vice Chairman of the Board of Trustees, and other Officers or agents, including one or more Assistant Vice
Presidents, one or more Assistant
Secretaries, and one or more Assistant
Treasurers. A Vice President, the Secretary or the Treasurer may appoint an Assistant
Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers.
Two or more offices may be held by a single person except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust. Strike Sections 2 through 9 of Article II, and replace with the following:
	Section 2.  Chairman of the
Trustees ("Chairman").  The Chairman,
if there be a Chairman, shall preside at the meetings of Shareholders and of the Board of Trustees and shall perform such other duties as may be assigned to him from time to time by the Trustees.
	Section 3.  Vice Chairman of
the Trustees ("Vice Chairman").  The
Vice Chairman, in the absence of the
Chairman, shall perform such duties
as may be assigned to him from time
to time by the Trustees or the Chairman.
The Vice Chairman need not be a Trustee.
        Section 4.  President.  The President
shall be the principal executive officer of the Trust. The President, in the absence of the Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the other Trustees.
He shall counsel and advise the Chairman on matters of major importance. He shall have general supervision over the business of the Trust and policies of the Trust.
He shall employ and define the duties
of all employees of the Trust, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee.
	Section 5.  Vice President.
The Vice President (or if more than
one, the senior Vice President) in
the absence of the President shall
perform all duties and may exercise
any of the powers of the President
subject to the control of the Trustees.
Each Vice President shall perform such
other duties as may be assigned to
him from time to time by the Trustees,
the Chairman or the Executive Committee.
Each Vice President shall be authorized
to sign documents on behalf of the Trust.
	Section 6.  Secretary.  The
Secretary shall be the chief legal
officer of the Trust responsible for
providing legal guidance to the Trust.
The Secretary shall keep or cause to
be kept in books provided for
that purpose the Minutes of the
Meetings of Shareholders and of
the Trustees; shall see that all
Notices are duly given in accordance
with the provisions of these By-Laws
and as required by law; shall be
custodian of the records and of the
Seal of the Trust and see that the
Seal is affixed to all documents, the
execution of which on behalf of the
Trust under its Seal is duly authorized;
shall keep directly or through
a transfer agent a register of the
post office address of each
shareholder of each Series or Class
of the Trust, and make all proper
changes in such register, retaining
and filing his authority for such
entries; shall see that the books,
reports, statements, certificates
and all other documents and records
required by law are properly kept
and filed; and in general shall
perform all duties incident to the
Office of Secretary and such other
duties as may from time to time be
assigned to him by the Trustees,
Chairman or the Executive Committee.
	Section 7.  Treasurer.  The
Treasurer shall be the principal
financial and accounting officer of the
Trust responsible for the preparation
and maintenance of the financial books
and records of the Trust.
He shall deliver all funds and
securities belonging to any Series or
Class to such custodian or sub-
custodian as may be employed by the
Trust for any Series or Class.  The
Treasurer shall perform such
duties additional to the foregoing as
the Trustees, Chairman or the Executive
Committee may from time
to time designate.
	Section 8.  Assistant Vice
President.  The Assistant Vice
President or Vice Presidents of the
Trust shall have such authority and
perform such duties as may be assigned
to them by the Trustees, the
Executive Committee or the Chairman.
	Section 9.  Assistant Secretaries
and Assistant Treasurers.  The Assistant
Secretary or Secretaries and the Assistant
Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Trustees or the Executive Committee or the Chairman.
	Section 10.  Salaries.  The
salaries of the Officers shall be
fixed from time to time by the Trustees.
No officer shall be prevented
from receiving such salary by reason
of the fact that he is also a
Trustee.

Current as of:  8/18/94